AMENDED AND RESTATED BY-LAWS
OF
TOUCHSTONE STRATEGIC TRUST
ADOPTED NOVEMBER 19, 2015

ARTICLE 1

Agreement and Declaration of Trust and Offices
      Section 1.1	Agreement and Declaration of Trust.  These By-
Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of
Touchstone Strategic Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust").
      Section 1.2	Offices.  The Trust shall maintain an office of
record in Boston, Massachusetts, which office may be the office of any resident agent appointed by the Trust if located in that city. The Trust may maintain one or more other offices, including its principal office, outside of Massachusetts, in such cities as the Trustees may determine from time to time.
Unless the Trustees otherwise determine, the principal office of the Trust shall be located in Cincinnati, Ohio.

ARTICLE 2

Meetings of Trustees
      Section 2.1	Regular Meetings.  Regular meetings of the
Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.
      Section 2.2	Special Meetings.  Special meetings of the
Trustees may be held at any time and at any place designated in the call of the meeting when called by the President or the
Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant
Secretary or by the officer or the Trustees calling the meeting.
      Section 2.3	Notice.  It shall be sufficient notice to a
Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
      Section 2.4	Quorum.  At any meeting of the Trustees a
majority of the Trustees then in office shall constitute a
quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned
without further notice.
      Section 2.5	Participation by Telephone.  One or more of the
Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting except as otherwise provided by the Investment Company Act of
1940.
      Section 2.6	Action by Consent.  Any action required or
permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent of such action is signed by a majority of the Trustees then in office or a majority of the members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or such committee.
ARTICLE 3

Officers
      Section 3.1	Enumeration; Qualification.  The officers of the
Trust shall be a President, a Treasurer, a Secretary and such other officers, including Vice Presidents, if any, as the
Trustees from time to time may in their discretion elect.  The
Trust may also have such agents as the Trustees from time to time may in their discretion appoint.  The President of the
Trust shall be a Trustee and may but need not be a shareholder;
and any other officer may be but none need be a Trustee or
shareholder.  Any two or more offices may be held by the same person.
      Section 3.2	Election.  The President, the Treasurer and the
Secretary shall be elected annually by the Trustees.  Other
officers, if any, may be elected or appointed by the Trustees at any time.  Vacancies in any office may be filled at any time.
      Section 3.3	Tenure.  The President, the Treasurer and the
Secretary shall hold office for one year and until their
respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes
disqualified.  Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.
      Section 3.4	Powers.  Subject to the other provisions of these
By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office
occupied by him or her as if the Trust were organized as a
Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.
      Section 3.5	President.  Unless the Trustees otherwise
provide, the President, or in the absence of the President, any other Trustee chosen by the Trustees, shall preside at all
meetings of the shareholders and of the Trustees.  The President shall be the chief executive officer.
      Section 3.6	Treasurer.  The Treasurer shall be the chief
financial and accounting officer of the Trust, and shall,
subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or
similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.
      Section 3.7	Secretary.  The Secretary shall record all
proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the
Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is
absent, a temporary secretary chosen at such meeting shall
record the proceedings thereof in the aforesaid books.
      Section 3.8	Resignations and Removals.  Any Trustee or
officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.
ARTICLE 4

Committees
      Section 4.1	General.  The Trustees, by vote of a majority of
the Trustees then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated.
Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustee's delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
ARTICLE 5

Reports
      Section 5.1	General.  The Trustees and officers shall render
reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.
ARTICLE 6

Fiscal Year
      Section 6.1	General.  The fiscal year of the Trust shall be
fixed, and shall be subject to change by the Trustees.
ARTICLE 7

Seal
      Section 7.1	General.  If required by applicable law, the seal
of the Trust shall consist of a flat-faced die with the word
"Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
ARTICLE 8

Execution of Papers
      Section 8.1	General.  Except as the Trustees may generally or
in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the Chairman of the Board, the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust, but shall state the substance of or make reference to the provisions of
Section 6.1 of the Declaration of Trust.
ARTICLE 9

Issuance of Share Certificates
      Section 9.1	Share Certificates.  In lieu of issuing
certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.
      The Trustees may at any time authorize the issuance of
share certificates.  In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees.  Such certificate shall be signed by the Chairman of the Board, the President or a Vice-President and by the
Treasurer or Assistant Treasurer.  Such signatures may be
facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the
Trust.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.
      Section 9.2	Loss of Certificates.  In case of the alleged
loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.
      Section 9.3	Issuance of New Certificate to Pledgee.  In the
event certificates have been issued, a pledgee of shares
transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially
describes the debt or duty that is intended to be secured
thereby.  Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor
shall be stated thereon, who alone shall be liable as a
shareholder, and entitled to vote thereon.
      Section 9.4	Discontinuance of Issuance of Certificates.  The
Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.
ARTICLE 10

Custodian
      Section 10.1	General.  The Trust shall at all times employ a
bank or trust company having a capital, surplus and undivided profits of at least Five Hundred Thousand ($500,000) Dollars as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust and upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.
ARTICLE 11

Dealings with Trustees and Officers
      Section 11.1	General.  Any Trustee, officer or other agent of
the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent;
and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which he is interested.
ARTICLE 12

Shareholders
      Section 12.1	Meetings.  A meeting of the shareholders of the
Trust shall be held whenever called by the Trustees, whenever election of a Trustee or Trustees by shareholders is required by the provisions of Section 16(a) of the Investment Company Act of
1940 for that purpose or whenever otherwise required pursuant to the Declaration of Trust.  Any meeting shall be held on such day and at such time as the President or the Trustees may fix in the notice of the meeting.
      Section 12.2	Record Dates.  For the purpose of determining the
shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the
right to notice of and to vote at such meeting and any
adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any
transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or any part of such period.
      Section 12.3	Proxy Instructions Transmitted by Telephonic or
Electronic Means. The placing of a shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.
ARTICLE 13

PROVISIONS RELATING TO THE CONDUCT OF THE TRUST'S BUSINESS
      Section 13.1	Derivative Actions.  A shareholder may bring a
derivative action on behalf of the Trust only if the following conditions are met:
      (a)	The shareholder or shareholders must make a pre-
suit demand upon the Trustees to bring the subject action
unless an effort to cause the Trustees to bring such an
action is not likely to succeed.  For purposes of this
Section 13.1(a), a demand on the Trustees shall only be
deemed not likely to succeed and therefore excused if a
majority of the Board of Trustees, or a majority of any
committee established to consider the merits of such
action, has a personal financial interest in the
transaction at issue, and a Trustee shall not be deemed
interested in a transaction or otherwise disqualified from
ruling on the merits of a shareholder demand by virtue of
the fact that such Trustee receives remuneration for his
service on the Board of Trustees of the Trust or on the
boards of one or more Trusts that are under common
management with or otherwise affiliated with the Trust; and
      (b)	Unless a demand is not required under paragraph
(a) of this Section 13.1, the Trustees must be afforded a
reasonable amount of time to consider such shareholder
request and to investigate the basis of such claim.  The
Trustees shall be entitled to retain counsel or other
advisors in considering the merits of the request and shall
require an undertaking by the shareholders making such
request to reimburse the Trust for the expense of any such
advisors in the event that the Trustees determine not to
bring such action.
      For purposes of this Section 13.1, the Board of Trustees
may designate a committee of one Trustee to consider a
shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial
interest in the transaction at issue.  The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees
determine not to bring such action.
      Section 13.2	Forum for Adjudication of Disputes.  Unless the
Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust or the Trust's shareholders, (iii) any action asserting a claim arising pursuant to the laws of the Commonwealth of Massachusetts or the Declaration of Trust or these By-Laws,
(iv) any action to interpret, apply, enforce or determine the validity of the Declaration of Trust or these By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the U.S. District Court for the District of Massachusetts or the Superior Court of the Commonwealth of Massachusetts (each, a "Covered Action"). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (a) deemed to have notice of and consented to the provisions of this Section 13.2, and (b) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 13.2.
      If any Covered Action is filed in a court other than the U.S. District Court for the District of Massachusetts or the Superior Court of the Commonwealth of Massachusetts (a "Foreign
Action") in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the U.S. District Court for the District of Massachusetts or the Superior Court of the Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the first paragraph of this Section 13.2 (an "Enforcement
Action") and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder's counsel in the Foreign Action as agent for such shareholder.
      If any provision or provisions of this Section 13.2 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 13.2 (including, without limitation, each portion of any sentence of this
Section 13.2 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.
ARTICLE 14

AMENDMENTS TO THE BY-LAWS
      Section 14.1	General.  These By-Laws may be amended or
repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.